Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-19510, 333-12737, 333-74682 and 333-129675) of our reports dated August 28, 2009, with respect to the consolidated financial statements and schedule of II-VI Incorporated, and the effectiveness of internal control over financial reporting of II-VI Incorporated, included in this Annual Report (Form 10-K) for the year ended June 30, 2009.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

August 28, 2009